UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 15, 2023

CAREDX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8000 Marina Blvd, 4th Floor
Brisbane, California 94005
(Address of Principal Executive Offices) (Zip Code)
(415) 287-2300
Registrant’s telephone number, including area code
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 15, 2023, CareDx, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the gradual declassification of the board of directors (the “Board of Directors”) of the Company (the “Declassification Amendment”) and (ii) an amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Officer Exculpation Amendment”). A description of the Declassification Amendment is provided in “Proposal No. 4 – Approval of Amendments to the Certificate of Incorporation to Provide for the Gradual Declassification of our Board of Directors” of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2023 (the “Proxy Statement”), which description and text are incorporated herein by reference. A description of the Officer Exculpation Amendment is provided in “Proposal No. 5 – Approval of Amendments to the Certificate of Incorporation to Reflect New Delaware Law Provisions Regarding Officer Exculpation” of the Proxy Statement, which description and text are incorporated herein by reference.
The Declassification Amendment and the Officer Exculpation Amendment became effective upon the Company’s filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on June 16, 2023 (the “Certificate of Amendment”). The foregoing description of the terms of the Declassification Amendment and the Officer Exculpation Amendment and the descriptions thereof incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entireties by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 15, 2023, the Company held the Annual Meeting. Of the 53,790,008 shares of the Company’s common stock outstanding as of April 21, 2023, the record date for the Annual Meeting, 47,067,849 shares were represented at the Annual Meeting virtually or by proxy, constituting approximately 87.5% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.
At the Annual Meeting, the Company’s stockholders considered five proposals, each of which is described in more detail in the Proxy Statement.
Set forth below is a brief description of each proposal voted upon at the Annual Meeting and the voting results with respect to each proposal.
Proposal No. 1 – To elect four Class III directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Goldberg	39,444,344	1,026,247	6,597,258
Peter Maag, Ph.D.	40,152,497	318,094	6,597,258
Reginald Seeto, MBBS	40,095,619	374,972	6,597,258
Arthur A. Torres	39,850,798	619,793	6,597,258
As a result, the Company’s stockholders voted to elect each of Michael D. Goldberg , Peter Maag, Ph.D., Reginald Seeto, MBBS and Arthur A. Torres as Class III directors to serve until the Company’s 2026 annual meeting of stockholders or until his respective successor is duly elected and qualified.
Proposal No. 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,986,181	56,313	25,355	—
As a result, the Company’s stockholders voted to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2023.

Proposal No. 3 – To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,609,980	1,801,445	59,166	6,597,258
As a result, the Company’s stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers.
Proposal No. 4 – To approve an amendment to the Certificate of Incorporation to provide for the gradual declassification of the Company’s Board of Directors.

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,276,022	180,459	14,110	6,597,258
As a result, the Company’s stockholders voted to approve the amendment to the Certificate of Incorporation to provide for the gradual declassification of the Company’s Board of Directors.
Proposal No. 5 – To approve an amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,837,317	1,615,935	17,339	6,597,258
As a result, the Company’s stockholders voted to approve the amendment to the Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated June 16, 2023.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023	CAREDX, INC.

	By:	/s/ Reginald Seeto, MBBS
Reginald Seeto, MBBS
President and Chief Executive Officer